UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

SJW Group

(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 8, 2021, SJW Group (“we”, “us”, “our” or the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC, as the representative of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Company to the Underwriters of 1,030,000 shares of our common stock, par value $0.001 per share, in an underwritten public offering (the “Offering”). The shares in the Offering were sold at a public offering price of $59.00 per share. We have also granted the Underwriters an option to purchase up to 154,500 additional shares of our common stock.

We estimate that net proceeds we will receive from the Offering will be approximately $58.2 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of option to purchase additional shares. The Offering is expected to close on or about March 11, 2021, subject to customary closing conditions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-228548) and the prospectus dated November 26, 2018 included in such registration statement, as supplemented by a preliminary prospectus supplement dated March 8, 2021 and a final prospectus supplement dated March 8, 2021.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

On March 8, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 8, 2021

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

99.1	Press Release, dated as of March 8, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: March 9, 2021	By:	/s/ James P. Lynch
	Name:	James P. Lynch
	Title:	Chief Financial Officer and Treasurer